UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 29, 2024
P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2370 Corporate Circle Suite 300 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)
(702) 910-3950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PIIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Financial Officer Transition
On August 29, 2024, the Board of Directors (the “Board”) of P3 Health Partners Inc. (the “Company”) appointed Leif Pedersen as Chief Financial Officer of the Company, effective as of October 1, 2024 (the “Effective Date”). In connection with his appointment, the Board designated Mr. Pedersen as principal financial officer and principal accounting officer of the Company.
Mr. Pedersen will succeed Atul Kavthekar, who resigned from his position as Chief Financial Officer of the Company effective as of the Effective Date. Mr. Kavthekar’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Kavthekar is expected to serve as an advisor to the Company following the Effective Date.
Prior to joining the Company, Mr. Pedersen, age 48, most recently served as Vice President, Finance & Shared Service Chief Financial Officer from March 2020 to July 2024 at United Health Group – Optum Health, a healthcare delivery company. Before it was acquired by United Health Group – Optum Health, Mr. Pedersen held positions at DaVita Medical Group, a healthcare company, serving as Vice President, National Controller, from October 2014 to December 2017 and Vice President, Finance & IT Chief Financial Officer from January 2018 to February 2020. From January 2006 to October 2014, Mr. Pedersen held the positions of Senior Assurance Manager and Director and Sr. Director, General Accounting/Strategic Initiatives and SOX at DaVita. Mr. Pedersen received his Bachelor of Arts in Business Administration/Accounting at Washington State University and was a Certified Public Accountant from 2002 to 2021.
Pedersen Offer Letter
In connection with Mr. Pedersen’s appointment as Chief Financial Officer of the Company, the Company and Mr. Pedersen entered into an Offer Letter, dated as of July 23, 2024 (the “Offer Letter”), pursuant to which Mr. Pedersen will serve as the Company’s Chief Financial Officer. The material terms and conditions of the Offer Letter are summarized below.
The Offer Letter provides for (i) a $440,000 annual base salary and (ii) eligibility to earn a target annual bonus equal to 50% of base salary, in each case, subject to annual review by the Compensation and Nominating Committee of the Company.
In connection with entering into the Offer Letter, Mr. Pedersen will be granted awards under the Company’s 2021 Incentive Award Plan (as amended from time to time, the “Plan”), covering an aggregate of 1,500,000 shares of the Company’s Class A common stock (“Class A Common Stock”). Of this amount, (i) 750,000 shares will be subject to a non-qualified stock option (the “Option”), which will vest and become exercisable based solely on the passage of time and (ii) 750,000 shares will be subject to a restricted stock unit award (the “RSU Award,” and together with the Option, the “Pedersen Awards”), which will vest upon the attainment of both service-vesting and performance-vesting conditions. The material terms and conditions of the Pedersen Awards are described below in the section titled, “Pedersen Awards.”
Under the terms of the Offer Letter, if Mr. Pedersen’s employment is terminated by the Company without cause after at least six months of employment with the Company, then Mr. Pedersen will be entitled to receive cash severance in an aggregate amount equal to six months of Mr. Pedersen’s annual base salary; provided that such amount will be subject to mitigation upon Mr. Pedersen’s employment with a subsequent employer.
In connection with his appointment, Mr. Pedersen has also entered into the Company’s standard form of indemnification agreement for directors and officers.
Pedersen Awards
The Board approved the grant of the Option and RSU Award to Mr. Pedersen, each to be effective as of September 3, 2024. The Option and the RSU Award will be granted under the Plan; the material terms of the awards are described below.
Option. The Option will vest and become exercisable (i) with respect to 25% of the underlying shares on the first anniversary of the effective date of Mr. Pedersen’s employment, and (ii) as to the remaining 75% of the underlying shares, in substantially equal installments on each quarterly anniversary over the three-year period thereafter, subject to Mr. Pedersen’s continued employment through the applicable vesting date.
RSU Award. The RSU Award will be subject to both service-vesting and performance-vesting conditions, such that both conditions must be satisfied for the RSUs to vest. The applicable vesting date will be the later of the date on which the applicable “service-vesting condition” is satisfied and the date on which the “performance-vesting condition” is satisfied. The service-vesting condition will be satisfied on the same time-vesting schedule as the Option. The performance-vesting condition will be satisfied upon the closing of the first underwritten offering and sale of Class A Common Stock following the grant date, subject to Mr. Pedersen’s continued employment through such date.
In addition, the Option and the RSU Award will vest (and become exercisable, as applicable) with respect to 50% of the shares subject to each such award (or such lesser number of shares that remain unvested) on the one-year anniversary of the consummation of a Qualifying Change in Control (as defined in the applicable award agreement), subject to Mr. Pedersen’s continued employment through such anniversary date. In the event of a Change in Control (as defined in the Plan) that is a CPF Transaction (as defined in the applicable award agreement), then (i) each of the Option and the RSU Award will vest (and become exercisable, as applicable) on the one-year anniversary of the consummation of such Change in Control with respect to 30% of the shares subject to each such award (or such lesser number of shares that remain unvested), subject to the Mr. Pedersen’s continuous employment with the Company through such anniversary date. In either event, following the foregoing accelerated vesting treatment, any then-remaining unvested shares will remain eligible to vest (and become exercisable, as applicable) over the remaining original vesting schedule (but pro-rated to reflect the amount of each vesting tranche that was accelerated in connection with such Qualifying Change in Control or Change in Control).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	August 29, 2024	By:	/s/ Aric Coffman, M.D.
Aric Coffman, M.D.
Chief Executive Officer